QUARTERLY SUPPLEMENTAL 2Q 2025 AT T H E V E R Y H E A R T O F H E A LT H C A R E .®

Exhibit 99.2

COMPANY OVERVIEW FORWARD-LOOKING STATEMENTS 3 This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section Company Information 3 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can generally be identified by the use of forward-looking words such as “may”, “will”, “would”, “could”, “expect”, “intend”, “plan”, FINANCIAL INFORMATION “estimate”, “target”, “anticipate”, “believe”, “objectives”, “outlook”, “guidance” or other similar words, and include statements regarding our strategies, objectives, asset sales and other liquidity transactions Reconciliation of Funds from Operations 6 (including the use of proceeds thereof), expected re-tenanting of facilities and any related regulatory approvals, and expected outcomes from 6 Debt Summary 7 Prospect’s Chapter 11 restructuring process. Forward-looking statements involve known and unknown risks and uncertainties that may cause our Debt Maturities and Debt Metrics 8 actual results or future events to differ materially from those expressed in or underlying such forward-looking statements, including, but not limited to: (i) the risk that the timing, outcome and terms of the bankruptcy restructuring of Prospect will not be consistent with those anticipated by PORTFOLIO INFORMATION the Company; (ii) our success in implementing our business strategy and our ability to identify, underwrite, finance, consummate and integrate Lease and Loan Maturity Schedule 9 acquisitions and investments; (iii) the risk that previously announced or contemplated property sales, loan repayments, and other capital recycling transactions do not occur as anticipated or at all; (iv) the risk that MPT is Total Assets and Revenues not able to attain its leverage, liquidity and cost of capital objectives within 9 a reasonable time period or at all; (v) MPT’s ability to obtain or modify the by Asset Type, Operator, State and Country 10 terms of debt financing on attractive terms or at all, as a result of changes in interest rates and other factors, which may adversely impact our ability Rent Coverage 13 to pay down, refinance, restructure or extend our indebtedness as it becomes due, or pursue acquisition and development opportunities; (vi) the Summary of Active Developments ability of our tenants, operators and borrowers to satisfy their obligations under their respective contractual arrangements with us; (vii) the ability of and Capital Addition Projects 15 our tenants and operators to operate profitably and generate positive cash flow, remain solvent, comply with applicable laws, rules and regulations in the operation of our properties, to deliver high-quality services, to attract and retain qualified personnel and to attract patients; (viii) the risk that FINANCIAL STATEMENTS we are unable to monetize our investments in certain tenants at full value within a reasonable time period or at all; (ix) the risk that the operations of our tenants will be negatively impacted by changes to Medicaid funding Consolidated Statements of Income 16 introduced by the OBBBA; and (ix) the risks and uncertainties of litigation Consolidated Balance Sheets 17 or other regulatory proceedings. The risks described above are not exhaustive and additional factors could 16 adversely affect our business and financial performance, including the risk Investments in Unconsolidated Real Estate factors discussed under the section captioned “Risk Factors” in our Annual Joint Ventures 18 Reports on Form 10-K and our Quarterly Reports on Form 10-Q, and as may be updated in our other filings with the SEC. Forward-looking statements are inherently uncertain and actual performance or outcomes may Investments in Unconsolidated Operating Entities 19 vary materially from any forward-looking statements and the assumptions on which those statements are based. Readers are cautioned to not place undue reliance on forward-looking statements as predictions of future Appendix—Non-GAAP Reconciliations 20 events. We disclaim any responsibility to update such forward-looking statements, which speak only as of the date on which they were made. Pictured above: Royal Marsden Cavendish Square—London, England—Operated by NHS. On the cover: Genolier Innovation Hub—Genolier, Switzerland—Operated by Swiss Medical Network. MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q2 2025 2

COMPANY OVERVIEW M edical Properties Trust, Inc. is a self-advised MPT’s financing model facilitates acquisitions real estate investment trust formed in 2003 and recapitalizations and allows operators to acquire and develop net-leased hospital facilities. of hospitals to unlock the value of their real From its inception in Birmingham, Alabama, the estate assets to fund facility improvements, Company has grown to become one of the world’s technology upgrades and other investments largest owners of hospital real estate. in operations. of June 30, 2025. 392 53 ~39,000 31 9 properties operators beds U.S. states countries MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q2 2025 3

MPT Officers Edward K. Aldag, Jr. Chairman, President and Chief Executive Officer R. Steven Hamner Executive Vice President and Chief Financial Officer J. Kevin Hanna Senior Vice President, Controller and Chief Accounting Officer Rosa H. Hooper Senior Vice President of Operations and Secretary Larry H. Portal Senior Vice President, Senior Advisor to the CEO Charles R. Lambert Senior Vice President of Finance and Treasurer R. Lucas Savage Vice President, Head of Global Acquisitions Board of Directors Corporate Headquarters Edward K. Aldag, Jr. G. Steven Dawson Medical Properties Trust, Inc. R. Steven Hamner 1000 Urban Center Drive, Suite 501 Caterina A. Mozingo Birmingham, AL 35242 Emily W. Murphy Elizabeth N. Pitman (205) 969-3755 D. Paul Sparks, Jr. (205) 969-3756 (fax) Michael G. Stewart www.medicalpropertiestrust.com C. Reynolds Thompson, III MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q2 2025 4

INVESTOR RELATIONS Contact Drew Babin, Head of Financial Strategy and Investor Relations (646) 884-9809 or dbabin@medicalpropertiestrust.com Transfer Stock Exchange Agent Listing and Trading Symbol Equniti Trust Company, LLC New York Stock Exchange 28 Liberty Street, Floor 53 (NYSE): MPW New York, NY 10005 https://equiniti.com/us

FINANCIAL INFORMATION

RECONCILIATION OF NET LOSS TO FUNDS FROM OPERATIONS

(Unaudited)

(Amounts in thousands, except per share data)

	For the Three Months Ended		For the Six Months Ended	
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
FFO INFORMATION:				
Net loss attributable to MPT common stockholders	**$ (98,357)**	**$ (320,635)**	**$ (216,632)**	**$ (1,196,260)**
Participating securities' share in earnings	(224)	(654)	(341)	(654)
Net loss, less participating securities' share in earnings	**$ (98,581)**	**$ (321,289)**	**$ (216,973)**	**$ (1,196,914)**
Depreciation and amortization	81,332	117,239	158,223	211,482
Gain on sale of real estate	(5,212)	(384,824)	(13,271)	(383,401)
Real estate impairment (recoveries) charges	(17,715)	499,324	47,968	499,324
Funds from operations	**$ (40,176)**	**$ (89,550)**	**$ (24,053)**	**$ (869,509)**
Other impairment charges, net	19,613	50,073	33,511	744,978
Litigation, bankruptcy and other costs	2,156	11,738	12,203	17,608
Share-based compensation (fair value adjustments) [A]	(9,540)	-	(13)	-
Non-cash fair value adjustments	108,827	159,247	135,436	380,523
Tax rate changes and other	19	4,895	1,121	4,588
Debt refinancing and unutilized financing costs	463	2,964	4,259	2,964
Normalized funds from operations	**$ 81,362**	**$ 139,367**	**$ 162,464**	**$ 281,152**
Certain non-cash and related recovery information:				
Share-based compensation [A]	$ 10,397	$ 8,521	$ 18,535	$ 16,154
Debt costs amortization	$ 6,984	$ 4,936	$ 12,990	$ 9,775
Non-cash rent and interest revenue [B]	$ -	$ -	$ -	$ -
Cash recoveries of non-cash rent and interest revenue [C]	$ 538	$ 540	$ 1,064	$ 6,288
Straight-line rent revenue from operating and finance leases	$ (42,638)	$ (40,786)	$ (85,257)	$ (88,032)
PER DILUTED SHARE DATA:				
Net loss, less participating securities' share in earnings	**$ (0.16)**	**$ (0.54)**	**$ (0.36)**	**$ (1.99)**
Depreciation and amortization	0.13	0.20	0.26	0.35
Gain on sale of real estate	(0.01)	(0.64)	(0.02)	(0.64)
Real estate impairment (recoveries) charges	(0.03)	0.83	0.08	0.83
Funds from operations	**$ (0.07)**	**$ (0.15)**	**$ (0.04)**	**$ (1.45)**
Other impairment charges, net	0.04	0.08	0.05	1.25
Litigation, bankruptcy and other costs	-	0.02	0.02	0.03
Share-based compensation (fair value adjustments) [A]	(0.02)	-	-	-
Non-cash fair value adjustments	0.19	0.27	0.23	0.63
Tax rate changes and other	-	0.01	-	0.01
Debt refinancing and unutilized financing costs	-	-	0.01	-
Normalized funds from operations	**$ 0.14**	**$ 0.23**	**$ 0.27**	**$ 0.47**
Certain non-cash and related recovery information:				
Share-based compensation [A]	$ 0.02	$ 0.01	$ 0.03	$ 0.03
Debt costs amortization	$ 0.01	$ 0.01	$ 0.02	$ 0.02
Non-cash rent and interest revenue [B]	$ -	$ -	$ -	$ -
Cash recoveries of non-cash rent and interest revenue [C]	$ -	$ -	$ -	$ 0.01
Straight-line rent revenue from operating and finance leases	$ (0.07)	$ (0.07)	$ (0.14)	$ (0.15)

Notes:

Investors and analysts following the real estate industry utilize funds from operations ("FFO") as a supplemental performance measure. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets, which assumes that the value of real estate diminishes predictably over time. We compute FFO in accordance with the definition provided by the National Association of Real Estate Investment Trusts, or Nareit, which represents net income (loss) (computed in accordance with GAAP), excluding gains (losses) on sales of real estate and impairment charges on real estate assets, plus real estate depreciation and amortization, including amortization related to in-place lease intangibles, and after adjustments for unconsolidated partnerships and joint ventures.

In addition to presenting FFO in accordance with the Nareit definition, we disclose normalized FFO, which adjusts FFO for items that relate to unanticipated or non-core events or activities or accounting changes that, if not noted, would make comparison to prior period results and market expectations less meaningful to investors and analysts. We believe that the use of FFO, combined with the required GAAP presentations, improves the understanding of our operating results among investors and the use of normalized FFO makes comparisons of our operating results with prior periods and other companies more meaningful. While FFO and normalized FFO are relevant and widely used supplemental measures of operating and financial performance of REITs, they should not be viewed as a substitute measure of our operating performance since the measures do not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs (if any not paid by our tenants) to maintain the operating performance of our properties, which can be significant economic costs that could materially impact our results of operations. FFO and normalized FFO should not be considered an alternative to net income (loss) (computed in accordance with GAAP) as indicators of our results of operations or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity.

Certain line items above (such as depreciation and amortization) include our share of such income/expense from unconsolidated joint ventures. These amounts are included with all activity of our equity interests in the "Earnings (loss) from equity interests" line on the consolidated statements of income.

(A) Total share-based compensation expense is $0.9 million and $18.5 million for the three and six months ended June 30, 2025, respectively, (including certain awards that are to be settled in cash). Cash-settled awards are typically recorded in accordance with GAAP at fair value and measured at each balance sheet date until settlement. The resulting fluctuations, which are primarily driven by changes in our stock price rather than operational performance, can introduce significant volatility in our earnings. To enhance comparability and provide a more stable view of performance over time, NFFO reflects a $(9.5) million and less than $(0.1) million adjustment in the three and six months ended June 30, 2025, respectively, to arrive at total share-based compensation expense using grant date fair value for all awards (including cash-settled awards) of $10.4 million and $18.5 million for the three and six months ended June 30, 2025.

(B) Includes revenue accrued during the period but not received in cash, such as deferred rent, payment-in-kind ("PIK") interest or other accruals.

(C) Includes cash received to satisfy previously accrued non-cash revenue, such as the cash receipt of previously deferred rent or PIK interest.

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FINANCIAL INFORMATION (As of June 30, 2025) ($ amounts in thousands) DEBT SUMMARY Debt Instrument Rate Type Rate Balance 2026 Secured Credit Facility Revolver(A)(B) Variable 5.960% $ 553,437 2027 Secured Term Loan Variable 6.677% 200,000 0.993% Notes Due 2026 (€500M)(B) Fixed 0.993% 589,350 5.000% Notes Due 2027 Fixed 5.000% 1,400,000 3.692% Notes Due 2028 (Ł600M)(B) Fixed 3.692% 823,920 4.625% Notes Due 2029 Fixed 4.625% 900,000 3.375% Notes Due 2030 (Ł350M)(B) Fixed 3.375% 480,620 3.500% Notes Due 2031 Fixed 3.500% 1,300,000 7.000% Secured Notes Due 2032 (€1B)(B) Fixed 7.000% 1,178,700 8.500% Secured Notes Due 2032 Fixed 8.500% 1,500,000 2034 Secured GBP Term Loan (Ł631M)(B) Fixed 6.877% 867,010 $ 9,793,037 Debt issuance costs and discount (144,002) Weighted average rate 5.411% $ 9,649,035 Variable 8% Fixed 92% (A) As part of our Credit Facility amendment on February 13, 2025, we provided notice to extend the maturity to June 30, 2027, subject to the satisfaction of certain other conditions. (B) Non-USD denominated debt converted to U.S. dollars at June 30, 2025. MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q2 2025 7

FINANCIAL INFORMATION

(As of June 30, 2025)
($ amounts in thousands)

DEBT MATURITIES

Year	Senior Notes	Term Loans/Revolver	Total Debt	% of Total
2025	$ -	$ -	$ -	0.0%
2026	589,350	553,437 (A)	1,142,787	11.7%
2027	1,400,000	200,000	1,600,000	16.3%
2028	823,920	-	823,920	8.4%
2029	900,000	-	900,000	9.2%
2030	480,620	-	480,620	4.9%
2031	1,300,000	-	1,300,000	13.3%
2032	2,678,700	-	2,678,700	27.3%
2033	-	-	-	0.0%
2034	-	867,010	867,010	8.9%
Totals	**$ 8,172,590**	**$ 1,620,447**	**$ 9,793,037**	**100.0%**

DEBT BY LOCAL CURRENCY

	Senior Notes	Term Loans/Revolver	Total Debt	% of Total
United States dollars	$ 5,100,000	$ 570,000	$ 5,670,000	57.9%
British pound sterling	1,304,540	867,010	2,171,550	22.2%
Euros	1,768,050	117,870	1,885,920	19.2%
Swiss francs	-	65,567	65,567	0.7%
Totals	**$ 8,172,590**	**$ 1,620,447**	**$ 9,793,037**	**100.0%**

DEBT METRICS (B)

	For the Three Months Ended June 30, 2025
Adjusted Net Debt to Annualized EBITDA*re* Ratios:	
Adjusted Net Debt	$ 8,632,770
Adjusted Annualized EBITDA*re*	$ 902,448
Adjusted Net Debt to Adjusted Annualized EBITDA*re* Ratio	9.6x
Adjusted Net Debt	$ 8,632,770
Transaction Adjusted Annualized EBITDA*re*	$ 899,964
Adjusted Net Debt to Transaction Adjusted Annualized EBITDA*re* Ratio	9.6x
Leverage Ratio:	
Unsecured Debt	$ 5,493,890
Secured Debt	4,299,147
Total Debt	$ 9,793,037
Total Gross Assets (C)	$ 16,750,015
Financial Leverage	58.5%
Interest Coverage Ratio:	
Interest Expense	$ 129,709
Capitalized Interest	3,239
Debt Costs Amortization	(6,705)
Total Interest	$ 126,243
Adjusted EBITDA*re*	$ 225,612
Adjusted Interest Coverage Ratio	1.8x

(A) As part of our Credit Facility amendment on February 13, 2025, we provided notice to extend the maturity to June 30, 2027, subject to the satisfaction of certain other conditions.

(B) Not intended to reflect covenants per debt agreements.

(C) Total Gross Assets equals total assets plus real estate accumulated depreciation and amortization.

See appendix for reconciliation of Non-GAAP financial measures.

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PORTFOLIO INFORMATION LEASE AND LOAN MATURITY SCHEDULE (A) ($ amounts in thousands) (B) (C) (D) Percentage of Total Years of Maturities Total Properties Base Rent/Interest Base Rent/Interest 2025 1 $—0.0% 2026 1 228 0.0% 2027 3 4,881 0.4% 2028 9 23,169 2.0% 2029 6 16,685 1.5% 2030 9 6,369 0.6% 2031 5 6,437 0.6% 2032 21 59,047 5.2% 2033 5 6,201 0.5% 2034 14 107,883 9.5% Thereafter 297 907,504 79.7% 371 # $ 1,138,404 100.0% Percentage of total base rent/interest 100% 90% 80% 79.7% 70% 60% 50% 40% 30% 20% 9.5% 10% 5.2% 0.0% 0.0% 0.4% 2.0% 1.5% 0.6% 0.6% 0.5% 0% (A) Schedule includes leases and mortgage loans and related terms as of June 30, 2025. (B) Lease/Loan expiration is based on the fixed term of the lease/loan and does not factor in potential renewal or other options provided for in our agreements. (C) Reflects all properties, including those that are part of joint ventures, except vacant properties (less than 1% of total assets), facilities that are under development, and transitioning properties. (D) Represents base rent/interest income contractually owed per the lease/loan agreements on an annualized basis as of period end (including foreign currency exchange rates) but does not include tenant recoveries, additional rents and other lease-related adjustments to revenue (i.e., straight-line rents and deferred revenues), or any reserves or write-offs.

PORTFOLIO INFORMATION TOTAL ASSETS AND REVENUES BY ASSET TYPE (June 30, 2025) ($ amounts in thousands) Total Percentage of Q2 2025 Percentage of Asset Types Properties (A) Assets Total Assets Revenues Q2 2025 Revenues General Acute Care Hospitals 174 $ 8,992,213 59.4% $ 147,648 61.4% Behavioral Health Facilities 69 2,506,704 16.5% 53,545 22.3% Post Acute Care Facilities 128 1,655,572 10.9% 37,176 15.5% Freestanding ER/Urgent Care Facilities 21 115,667 0.8% 1,990 0.8% Other—1,880,272 12.4% — Total 392 $ 15,150,428 100.0% $ 240,359 100.0% Note: Investments in operating entities are allocated pro rata based on the gross book value of the real estate. Such pro rata allocations are subject to change from period to period. (A) Reflects total assets on our consolidated balance sheets. MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q2 2025 10

PORTFOLIO INFORMATION

TOTAL ASSETS - LARGEST INDIVIDUAL FACILITY

(June 30, 2025)

Operators	Largest Individual Facility as a Percentage of Total Assets[(A)]
Circle Health	1.4%
Priory Group	0.9%
Healthcare Systems of America	1.8%
Swiss Medical Network	1.7%
Lifepoint Behavioral Health	0.5%
48 operators	1.6%

Largest Individual Facility Investment is Less Than 2% of MPT Investment Portfolio

COMPREHENSIVE PROPERTY-LEVEL UNDERWRITING FRAMEWORK

MPT invests in real estate, not the consolidated financial performance of its tenants. Each facility is underwritten for characteristics that make the infrastructure attractive to any experienced, competent operator - not just the current tenant. If we have underwritten these correctly, then coupled with our absolute net master lease structure, our real estate will be attractive to a replacement operator, should we find it necesssary to transition. Such underwriting characteristics include:

- ***Physical Quality***
- ***Competition***
- ***Demographics and Market***
- ***Financial***

TOTAL ASSETS AND REVENUES BY OPERATOR

(June 30, 2025)

($ amounts in thousands)

Operators	Properties	Total Assets[(A)]	Percentage of Total Assets	Q2 2025 Revenues	Percentage of Q2 2025 Revenues
Circle Health	36	$ 2,195,038	14.5%	$ 53,725	22.4%
Priory Group	37	1,340,466	8.8%	26,456	11.0%
Healthcare Systems of America	8	1,204,109	7.9%	7,769	3.2%
Swiss Medical Network	20	863,343	5.7%	939	0.4%
Lifepoint Behavioral Health	19	816,943	5.4%	20,436	8.5%
MEDIAN	81	679,841	4.5%	8,532	3.5%
Prospect Medical Holdings	13	662,021	4.4%	-	0.0%
Ernest Health	28	616,810	4.1%	19,669	8.2%
Lifepoint Health	8	467,900	3.1%	15,314	6.4%
Ramsay Health Care	8	418,970	2.8%	6,771	2.8%
43 operators	134	4,004,715	26.4%	80,748	33.6%
Other	-	1,880,272[(B)]	12.4%	-	-
Total	**392**	**$ 15,150,428**	**100.0%**	**$ 240,359**	**100.0%**

Note: Investments in operating entities are allocated pro rata based on the gross book value of the real estate. Such pro rata allocations are subject to change from period to period.
(A) Reflects total assets on our consolidated balance sheets.
(B) Includes our PHP Holdings investment of approximately $2.3 million.

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PORTFOLIO INFORMATION TOTAL ASSETS AND REVENUES BY U.S. STATE AND COUNTRY (June 30, 2025) ($ amounts in thousands) Total Percentage of Q2 2025 Percentage of U.S. States and Other Countries Properties (A) Assets Total Assets Revenues Q2 2025 Revenues Texas 45 $ 1,415,603 9.3% $ 25,630 10.7% California 17 943,646 6.3% 15,464 6.4% Florida 6 845,268 5.6% 4,876 2.0% Arizona 10 384,310 2.5% 9,634 4.0% Ohio 9 332,337 2.2% 6,459 2.7% 26 Other States 81 2,621,863 17.3% 64,004 26.6% Other—1,031,221 6.8% — United States 168 $ 7,574,248 50.0% $ 126,067 52.4% United Kingdom 92 $ 4,319,502 28.5% $ 93,924 39.1% Switzerland 20 863,343 5.7% 939 0.4% Germany 85 756,490 5.0% 10,699 4.5% Spain 9 285,895 1.9% 3,213 1.3% Other Countries 18 501,899 3.3% 5,517 2.3% Other—849,051 5.6% — International 224 $ 7,576,180 50.0% $ 114,292 47.6% Total 392 $ 15,150,428 100.0% $ 240,359 100.0% Note: Investments in operating entities are allocated pro rata based on the gross book value of the real estate. Such pro rata allocations are subject to change from period to period. (A) Reflects total assets on our consolidated balance sheets. [Graphic Appears Here]

PORTFOLIO INFORMATION TOTAL PORTFOLIO TTM EBITDARM(A)(B) RENT COVERAGE YoY and SEQUENTIAL QUARTER COMPARISONS BY PROPERTY TYPE Notes: All data presented is on a trailing twelve month (“TTM”) basis. For properties acquired in the preceding twelve months, data is for the period between MPT acquisition and March 31, 2025. (A) EBITDARM is facility-level earnings before interest, taxes, depreciation, amortization, rent and management fees. EBITDARM includes normal GAAP expensed maintenance and repair costs. EBITDARM does not give effect for capitalized expenditures that extend the life or improve the facility and equipment to increase revenues at the facility. The majority of these types of capital expenditures are financed and do not have an immediate cash impact. MPT’s rent has priority and is not subordinate to capitalized expenses. In addition, EBITDARM does not represent property net income or cash flows from operations and should not be considered an alternative to those indicators. EBITDARM figures utilized in calculating coverages presented are based on financial information provided by MPT’s tenants. MPT has not independently verified this information, but has no reason to believe this information is inaccurate in any material respect. TTM Coverages are calculated based on actual, unadjusted EBITDARM results as presented in tenant financial reporting and cash rent paid to MPT, except as noted below.—EBITDARM figures for California hospitals include amounts expected to be received under the Hospital Quality Assurance Fee (“HQAF”) Program 8. The HQAF amounts are based on the current payment model from the California Hospital Association which was approved by CMS on December 19, 2023. (B) General Acute Care coverages, Behavioral Health coverages and Total Portfolio coverages do not include Prospect Medical Holdings (PMH) facilities due to restructuring, and former Steward Health Care facilities due to re-tenanting. (C) Post Acute Care Facilities property type includes both Inpatient Rehabilitation Hospitals and Long Term Acute Care Hospitals. (D) Reflects percentage of total assets on June 30, 2025 balance sheet. MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q2 2025 13

PORTFOLIO INFORMATION

TOTAL PORTFOLIO TTM EBITDARM RENT COVERAGE

EBITDARM RENT COVERAGE: OPERATORS WITH PROPERTY-LEVEL REPORTING

Tenant		Net Investment (in thousands)(A)	Primary Property Type	TTM EBITDARM Rent Coverage (B)
Priory Group	$	1,296,382	Behavioral	2.3x
MEDIAN		679,841	Post Acute	1.8x
Ernest Health		616,810	Post Acute	2.3x
Aspris Children's Services		255,546	Behavioral	2.1x
Surgery Partners		219,600	General Acute	6.8x
Pipeline Health System		206,666	General Acute	2.2x
Vibra Healthcare		188,159	Post Acute	1.8x
Prime Healthcare		158,957	General Acute	1.8x
IMED Hospitales		136,203	General Acute	1.8x
Cordiant Healthcare Services		88,663	General Acute	0.5x
Other Reporting Tenants		454,707	Various	2.9x
Total	**$**	**4,301,534**		**2.4x**

Tenant		Net Investment (in thousands)(A)	Primary Property Type	TTM EBITDARM Rent Coverage
International Operator 1	$	2,146,660	General Acute	2.7x
Domestic Operator 1		467,900	General Acute	2.9x
Domestic Operator 2		329,112	General Acute	2.3x
Domestic Operator 3		816,943	Behavioral	1.8x
Domestic Operator 4		81,185	General Acute	8.0x
Total	**$**	**3,841,800**		**2.7x**

PROPERTY-LEVEL REPORTING NOT REQUIRED AND/OR NOT AVAILABLE

Tenant		Net Investment (in thousands)(A)	Primary Property Type	Comments
Healthcare Systems of America	$	1,126,666	General Acute	U.S. hospital operator with eight community hospitals across three states
Prospect Medical Holdings		648,521	General Acute	In court restructuring ongoing
Swiss Medical Network		602,321	General Acute	Second largest group of private hospitals in Switzerland
Ramsay Health Care UK		418,970	General Acute	One of the largest healthcare operators in the world; Parent guaranty; Investment grade-rated
Pihlajalinna		224,636	General Acute	One of Finland's leading providers of social and health services
Quorum Health		140,338	General Acute	U.S. hospital operator with twelve community hospitals across nine states
CommonSpirit Health		134,439	General Acute	One of the largest nonprofit healthcare operators in the U.S.; Investment grade-rated
HonorHealth		134,438	General Acute	One of Arizona's largest nonprofit healthcare systems; Investment grade-rated
Saint Luke's - Kansas City		121,010	General Acute	Investment grade-rated
NHS		90,903	General Acute	Single-payor government entity in UK
Insight Health		65,834	General Acute	U.S. hospital operator with nine medical centers across four states
College Health		60,251	Behavioral	U.S. hospital operator with four hospitals in Southern California and one in Arizona
NeuroPsychiatric Hospitals		25,983	Behavioral	U.S. hospital operator with nine behavioral health hospitals; Parent guaranty
Community Health Systems		24,714	General Acute	Publicly-traded U.S. hospital operator with substantial operating history
Total	**$**	**3,819,024**		

Above data represents approximately 92% of MPT Total Real Estate Investment

Notes: All data presented is on a trailing twelve month ("TTM") basis. For properties acquired in the preceding twelve months, data is for the period between MPT acquisition and March 31, 2025.

(A) Investment figures exclude equity investments, non-real estate loans, freestanding ER/urgent care facilities, and facilities under development.

(B) General Acute Care coverages, Behavioral Health coverages and Total Portfolio coverages do not include Prospect Medical Holdings (PMH) facilities due to restructuring, and former Steward Health Care facilities due to re-tenanting.

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PORTFOLIO INFORMATION

SUMMARY OF ACTIVE DEVELOPMENT AND CAPITAL ADDITION PROJECTS AS OF JUNE 30, 2025[(A)]

(Amounts in thousands)

Operator	Location	Commitment	Costs Incurred as of June 30, 2025	Cost Remaining	Estimated Construction Completion Date
Lifepoint Behavioral	Kansas	$ 20,183	$ 16,761	$ 3,422	3Q25
Surgery Partners	Idaho	15,993	13,345	2,648	3Q25
Lifepoint Behavioral	Arizona	10,659	5,320	5,339	1Q26
IMED	Spain	41,211	35,654	5,557	1Q26
IMED	Spain	56,498	29,877	26,621	2Q26
Other	Various	554	210	344	2Q26
		$ 145,098	$ 101,167	$ 43,931	

(A) In addition to the above projects, the costs of which will be included in lease bases upon which the lessees will pay rent, we are constructing two hospitals for which there is no presently-identified lessee; these projects were both originally planned to be operated by a former tenant. We are presently completing construction to the stage where the building is "weathered in" and environmentally secure so as to physically protect our investment while we actively market the hospitals for sale or lease. As of June 30, 2025, we estimate that the cost to complete construction to this stage, plus costs of additional construction that we believe will be more efficient if completed in the near term (such as now electing to accelerate completion of a parking structure at one hospital), approximates between $50 million and $55 million. If we agree to lease terms for any prospective tenant, we expect such terms will include construction specifications of such prospective lessee, and we may elect to fund such completion for addition to the final lease base upon which we would be paid rent. Alternatively, we may elect to sell one or both of the facilities, in which case we would not expect to incur material additional costs.

Since approximately 2022, we have planned and commenced construction of a built-to-suit headquarters facility and estimate its completion and occupancy by 2025's fourth quarter. Total costs to complete, including furnishings, interior buildout, relocation and other costs are estimated to be between $45 million and $55 million.

MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q2 2025

15

FINANCIAL STATEMENTS

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)
(Amounts in thousands, except per share data)

	For the Three Months Ended		For the Six Months Ended	
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
REVENUES				
Rent billed	$ 177,860	$ 183,764	$ 343,050	$ 383,063
Straight-line rent	39,665	38,381	79,792	83,117
Income from financing leases	9,923	27,641	19,828	44,034
Interest and other income	12,911	16,774	21,488	27,662
Total revenues	240,359	266,560	464,158	537,876
EXPENSES				
Interest	129,709	101,430	245,510	210,115
Real estate depreciation and amortization	66,717	102,240	131,289	177,826
Property-related[(A)]	10,863	7,663	17,898	12,481
General and administrative	26,197	35,327	68,108	68,675
Total expenses	233,486	246,660	462,805	469,097
OTHER (EXPENSE) INCOME				
Gain on sale of real estate	5,212	384,824	13,271	383,401
Real estate and other impairment charges, net	(1,421)	(137,419)	(77,523)	(830,507)
Earnings (loss) from equity interests	25,324	(401,757)	39,310	(391,208)
Debt refinancing and unutilized financing benefit (costs)	181	(2,964)	(3,615)	(2,964)
Other (including fair value adjustments on securities)	(124,434)	(167,686)	(169,640)	(397,031)
Total other expense	(95,138)	(325,002)	(198,197)	(1,238,309)
Loss before income tax	(88,265)	(305,102)	(196,844)	(1,169,530)
Income tax expense	(9,803)	(14,557)	(19,240)	(25,506)
Net loss	**(98,068)**	**(319,659)**	**(216,084)**	**(1,195,036)**
Net income attributable to non-controlling interests	(289)	(976)	(548)	(1,224)
Net loss attributable to MPT common stockholders	**$ (98,357)**	**$ (320,635)**	**$ (216,632)**	**$ (1,196,260)**
EARNINGS PER COMMON SHARE - BASIC AND DILUTED				
Net loss attributable to MPT common stockholders	**$ (0.16)**	**$ (0.54)**	**$ (0.36)**	**$ (1.99)**
WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC	600,814	600,057	600,733	600,181
WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED	600,814	600,057	600,733	600,181
DIVIDENDS DECLARED PER COMMON SHARE	$ 0.08	$ 0.30	$ 0.16	$ 0.30

(A) Includes $5.1 million and $4.9 million of ground lease and other expenses (such as property taxes and insurance) paid directly by us and reimbursed by our tenants for the three months ended June 30, 2025 and 2024, respectively, and $7.1 and $7.2 million for the six months ended June 30, 2025 and 2024, respectively.

MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q2 2025 16

FINANCIAL STATEMENTS CONSOLIDATED BALANCE SHEETS (Amounts in thousands, except per share data) June 30, 2025 December 31, 2024 (Unaudited) (A) ASSETS Real estate assets Land, buildings and improvements, intangible lease assets, and other $ 11,892,237 $ 11,259,842 Investment in financing leases 1,023,415 1,057,770 Real estate held for sale—34,019 Mortgage loans 123,887 119,912 Gross investment in real estate assets 13,039,539 12,471,543 Accumulated depreciation and amortization (1,599,587) (1,422,948) Net investment in real estate assets 11,439,952 11,048,595 Cash and cash equivalents 509,828 332,335 Interest and rent receivables 28,644 36,327 Straight-line rent receivables 825,845 700,783 Investments in unconsolidated real estate joint ventures 1,360,151 1,156,397 Investments in unconsolidated operating entities 323,383 439,578 Other loans 149,018 109,175 Other assets 513,607 471,404 Total Assets $ 15,150,428 $ 14,294,594 LIABILITIES AND EQUITY Liabilities Debt, net $ 9,649,035 $ 8,848,112 Accounts payable and accrued expenses 494,783 454,209 Deferred revenue 23,513 29,445 Obligations to tenants and other lease liabilities 149,287 129,045 Total Liabilities 10,316,618 9,460,811 Equity Preferred stock, $0.001 par value. Authorized 10,000 shares; no shares outstanding —Common stock, $0.001 par value. Authorized 750,000 shares; issued and outstanding—600,814 shares at June 30, 2025 and 600,403 shares at December 31, 2024 601 600 Additional paid-in capital 8,598,211 8,584,917 Retained deficit (3,971,824) (3,658,516) Accumulated other comprehensive income (loss) 205,768 (94,272) Total Medical Properties Trust, Inc. stockholders’ equity 4,832,756 4,832,729 Non-controlling interests 1,054 1,054 Total Equity 4,833,810 4,833,783 Total Liabilities and Equity $ 15,150,428 $ 14,294,594 (A) Financials have been derived from the prior year audited financial statements. MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q2 2025 17

FINANCIAL STATEMENTS

INVESTMENTS IN UNCONSOLIDATED REAL ESTATE JOINT VENTURES

(As of and for the three months ended June 30, 2025)

(Unaudited)

($ amounts in thousands)

	MEDIAN[B]	Swiss Medical Network[C]	CommonSpirit[D]	Policlinico di Monza[E]	HM Hospitales[F]	Total	MPT Pro Rata Share
Gross real estate	$ 2,099,036	$ 1,903,718	$ 1,336,071	$ 197,571	$ 399,071	$ 5,935,467	$ 2,995,173
Cash	31,054	2,459	3,928	18,164	2,458	58,063	28,420
Accumulated depreciation and amortization	(333,950)	(225,187)	-	(42,356)	(47,703)	(649,196)	(367,250)
Other assets	119,655	84,521	8,288	4,088	10,694	227,246	127,925
Total Assets	**$ 1,915,795**	**$ 1,765,511**	**$ 1,348,287**	**$ 177,467**	**$ 364,520**	**$ 5,571,580**	**$ 2,784,268**
Debt (third party)	$ 791,411	$ 734,874	$ 770,000	$ -	$ 152,797	$ 2,449,082	$ 1,171,760
Other liabilities	151,079	170,178	41,606	9,306	94,706	466,875	252,357
Equity and shareholder loans	973,305 [A]	860,459	536,681	168,161	117,017	2,655,623	1,360,151
Total Liabilities and Equity	**$ 1,915,795**	**$ 1,765,511**	**$ 1,348,287**	**$ 177,467**	**$ 364,520**	**$ 5,571,580**	**$ 2,784,268**
MPT share of real estate joint venture	**50%**	**70%**	**25%**	**50%**	**45%**		
Total	**$ 486,653**	**$ 602,321**	**$ 134,439**	**$ 84,080**	**$ 52,658**		**$ 1,360,151**

	MEDIAN[B]	Swiss Medical Network[C]	CommonSpirit[D]	Policlinico di Monza[E]	HM Hospitales[F]	Total	MPT Pro Rata Share
Total revenues	**$ 35,451**	**$ 21,803**	**$ 24,865**	**$ 3,345**	**$ 4,034**	**$ 89,498**	**$ 42,704**
Other expenses (income):							
Property-related	$ 2,173	$ 1,173	$ (14)	$ 917	$ 7	$ 4,256	$ 2,366
Interest	14,485	3,630	12,603	-	575	31,293	13,200
Real estate depreciation and amortization	11,909	10,039	-	1,085	2,139	25,172	14,487
General and administrative	1,192	339	-	(65)	14	1,480	807
Fair value adjustments	-	-	(60,517)	-	-	(60,517)	(15,159)
Non-controlling interest expense	-	-	124	-	-	124	31
Income taxes	1,558	996	-	-	331	2,885	1,625
Total other expenses (income)	**$ 31,317**	**$ 16,177**	**$ (47,804)**	**$ 1,937**	**$ 3,066**	**$ 4,693**	**$ 17,357**
Net income	**$ 4,134**	**$ 5,626**	**$ 72,669**	**$ 1,408**	**$ 968**	**$ 84,805**	**$ 25,347**
MPT share of real estate joint venture	**50%**	**70%**	**25%**	**50%**	**45%**		
Earnings from equity interests	**$ 2,067**	**$ 3,937**	**$ 18,203**	**$ 704**	**$ 436**		**$ 25,347** [G]

(A) Includes a €309 million loan from both shareholders.

(B) MPT managed joint venture of 71-owned German facilities that are fully leased.

(C) Represents ownership in Infracore, which owns and leases 18 Switzerland facilities. We also have two Infracore facilities currently under development.

(D) Represents ownership in five Utah facilities that are fully leased. The joint venture elected to apply specialized accounting and reporting for investment companies under Topic 946, which measures the underlying investments at fair value. For this quarter, our share of the joint venture's favorable fair value adjustment was $15.2 million, primarily related to real estate.

(E) Represents ownership in eight Italian facilities that are fully leased.

(F) Represents ownership in two Spanish facilities that are fully leased.

(G) Excludes $23,000 of amortization of equity investment costs.

MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q2 2025 18

FINANCIAL STATEMENTS

INVESTMENTS IN UNCONSOLIDATED OPERATING ENTITIES

(Amounts in thousands)

OPERATING ENTITY INVESTMENT FRAMEWORK

MPT's hospital expertise and comprehensive underwriting process allows for opportunistic investments in hospital operations.

- *Passive investments typically needed in order to acquire the larger real estate transactions.*
- *Cash payments go to previous owner and not to the tenant, with limited exceptions.*
- *Operators are vetted as part of our overall underwriting process.*
- *Potential for outsized returns and organic growth.*
- *Certain of these investments entitle us to customary minority rights and protections.*
- *Typically, no additional operating loss exposure beyond our investment.*
- *Proven track record of successful investments, including Ernest Health, Capella Healthcare and Springstone.*

Operator	Investment as of June 30, 2025	Ownership Interest	Structure
Swiss Medical Network	$ 197,413	8.9%	Includes our passive equity ownership interest, along with a CHF 37 million loan as part of a syndicated loan facility.
Aevis	63,609	4.6%	Includes our passive equity ownership interest in Aevis, a public healthcare investment company. Our original investment of CHF 47 million is marked-to-market quarterly.
Priory Group	44,084	9.2%	In order to close the 2021 acquisition of 35 facilities, we made an investment in Priory, proceeds of which were paid to the former owner.
Aspris	15,929	9.2%	Includes our passive equity ownership interest in Aspris, a spin-off of Priory's education and children's services line of business.
PHP Holdings	2,348		This investment was liquidated on July 1, 2025, resulting in proceeds of $2.3 million.
Total	$ 323,383		

INVESTMENTS IN UNCONSOLIDATED OPERATING ENTITIES AS A PERCENTAGE OF TOTAL ASSETS


2%
98%

MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q2 2025

19

APPENDIX—NON-GAAP RECONCILIATIONS ADJUSTED NET DEBT/ANNUALIZED EBITDAre (Unaudited) (Amounts in thousands) For the Three Months Ended June 30, 2025 ADJUSTED EBITDAre RECONCILIATION Net loss $ (98,068) Add back: Interest 129,709 Income tax 9,803 Depreciation and amortization 68,238 Gain on sale of real estate (5,212) Real estate impairment recoveries (13,315) Adjustment to reflect MPT’s share of unlevered EBITDAre from unconsolidated real estate joint ventures(A) 6,941 2Q 2025 EBITDAre $ 98,096 Share-based compensation 857 Other impairment charges, net 15,213 Litigation, bankruptcy and other costs 2,156 Debt refinancing and unutilized financing costs 463 Non-cash fair value adjustments 108,827 Annualized 2Q 2025 Adjusted EBITDAre $ 225,612 $ 902,448 Adjustments for mid-quarter investment activity(B) (621) 2Q 2025 Transaction Adjusted EBITDAre $ 224,991 $ 899,964 ADJUSTED NET DEBT RECONCILIATION Total debt at June 30, 2025 $ 9,649,035 Less: Cash at June 30, 2025 (509,828) Less: Cash funded for development and capital addition projects at June 30, 2025(C) (506,437) Adjusted Net Debt $ 8,632,770 Investors and analysts following the real estate industry utilize net debt (debt less cash) to EBITDAre as a measurement of leverage that shows how many years it would take for us to pay back our debt, assuming net debt and EBITDAre are held constant. In our calculation, we start with EBITDAre , as defined by Nareit, which is net income before interest expense, income tax expense, depreciation and amortization, losses/gains on disposition of depreciated property, impairment losses, and adjustments to reflect our share of EBITDAre from unconsolidated real estate joint ventures. We then adjust EBITDAre for non-cash share-based compensation, non-cash fair value adjustments and other items that would make comparison of our operating results with prior periods and other companies more meaningful, to derive Adjusted EBITDAre . We adjust net debt for cash funded for building improvements in progress and construction in progress for which we are not yet receiving rent to derive Adjusted Net Debt. We adjust Adjusted EBITDAre for the effects from investments and capital transactions that were completed during the period, assuming such transactions were consummated/fully funded as of the beginning of the period to derive Transaction Adjusted EBITDAre . Although non-GAAP measures, we believe Adjusted Net Debt, Adjusted EBITDAre , and Transaction Adjusted EBITDAre are useful to investors and analysts as they allow for a more current view of our credit quality and allow for the comparison of our credit strength between periods and to other real estate companies without the effect of items that by their nature are not comparable from period to period. (A) Includes only the unlevered portion of our share of EBITDAre from unconsolidated real estate joint ventures, as we have excluded any net debt from our unconsolidated real estate joint ventures in the Adjusted Net Debt line. We believe this adjustment is needed to appropriately reflect the relationship between EBITDAre and net debt. (B) Reflects a full quarter impact from our mid-quarter investments, disposals, and loan payoffs. (C) Reflects development and capital improvement projects that are in process and not yet generating a cash return. MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q2 2025 20

1000 Urban Center Drive, Suite 501 Birmingham, AL 35242 (205) 969-3755 NYSE: MPW www.medicalpropertiestrust.com Contact: Drew Babin, Head of Financial Strategy and Investor Relations (646) 884-9809 or dbabin@medicalpropertiestrust.com